Exhibit 99.1

       I.C. Isaacs Reports First Quarter 2007 Financial Results

    NEW YORK--(BUSINESS WIRE)--May 9, 2007--I.C. Isaacs & Company, Inc. (OTCBB:ISAC), designer and marketer of the Marithe & Francois Girbaud brand of casual denim and sportswear, today reported first quarter 2007 results.

    For the three months ended March 31, 2007, the Company reported that net sales were $14.2 million compared to $21.3 million for the three months ended March 31, 2006. The Company reported a first quarter net loss of $2.1 million, or $0.17 per diluted share compared to net income of $2.5 million or $0.20 per diluted share for the first quarter of 2006. The Company noted that net income for the first quarter of 2006 included an income tax benefit of $318,000.

    Robert Stec, Chief Executive Officer, commented, "There is no question that we have a challenging time in front of us. Even so, we are making progress toward several key initiatives. We have greatly improved our inventory level, begun the process of reducing our operating expenses, and are working with our licensor to reposition our brand with a more growth oriented approach. As we move through the remainder of the year, it is our belief that we can position our business to regain profitability and to resume growth."

    The Company noted that gross profit margin decreased to 34.5% in the first quarter of 2007 from 42.6% in the first quarter of 2006. This decline was driven predominantly by a greater incidence of off-priced sales, as the Company sought to reduce inventories. Operating expense for the first quarter of fiscal 2007 was $6.9 million, or 48.6% of sales, compared to $6.7 million, or 31.5% of sales in the prior year period. The Company noted that this year's first quarter expenses included approximately $613,000 of severance cost.

    The Company also reported that order backlog as of March 31, 2007 was approximately $12.2 million, down from $29.2 million on March 31, 2006.

    About I.C. Isaacs & Company

    I.C. Isaacs & Company, Inc. is a designer and marketer of branded casual denim and sportswear based in New York and Baltimore. The Company offers full lines of casual denim and sportswear for men and women under the Marithe & Francois Girbaud brand in the United States and Puerto Rico.

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and observations of the Company and its management. Words such as "believes," "anticipates," "expects," "intends," "plans," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are statements that are subject to a variety of risks and uncertainties, many of which are beyond the Company's control and could cause actual results to differ materially from those contemplated in such forward-looking statements, including, though not limited to, the following specific risks and uncertainties:
(i) changes in the marketplace for the Company's products, including customers' taste, (ii) the introduction of new products or pricing changes by the Company's competitors, (iii) changes in the economy, both domestic and international, (iv) termination of one or more of its agreements for the use of the Girbaud brand names and images, (v) the risk that the Company's sales estimate will differ from actual orders and the Company will order too much or too little inventory,
(vi) the effect the restructuring of the women's line will have on future income, and (vii) the result of improved operating procedures will have on the order backlog. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

                     I.C. Isaacs & Company, Inc.
          Consolidated Statements of Operations (Unaudited)
                (000's omitted except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------

Net sales                                           $14,194   $21,263
Cost of sales                                         9,311    12,197
                                                   --------- ---------

Gross profit                                          4,883     9,066
                                                   --------- ---------

Operating Expenses
  Selling                                             2,265     2,694
  License fees                                        1,125     1,378
  Distribution and shipping                             636       611
  General and administrative                          2,279     2,038
  Severance                                             613        --
                                                   --------- ---------

Total operating expenses                              6,918     6,721
                                                   --------- ---------

Operating (loss) income                              (2,035)    2,345
                                                   --------- ---------

Other income (expense)
  Interest, net of interest income                      (70)      (82)
  Other, net                                             (1)        4
                                                   --------- ---------

Total other income (expense)                            (71)      (78)
                                                   --------- ---------

(Loss) income before income taxes                    (2,106)    2,267
Income tax benefit                                       --       277
                                                   --------- ---------
Net (loss) income                                   $(2,106)   $2,544
                                                   --------- ---------


Basic (loss) income per share                        $(0.17)    $0.21
Basic weighted average shares outstanding            12,283    11,996
Diluted (loss) income per share                      $(0.17)    $0.20
Diluted weighted average shares outstanding          12,283    12,664


                     I.C. Isaacs & Company, Inc.
               Consolidated Balance Sheets (Unaudited)
                           (000's omitted)

                                              March 31,   December 31,
                                                 2007         2006
                                             ------------ ------------

Assets
Current
  Cash, including temporary investments of
   $133 and $77                                     $542          525
  Accounts receivable, less allowance for
   doubtful accounts of $731 and $725             10,725       13,268
  Inventories                                      7,342       10,492
  Prepaid expenses and other                         643        1,004
                                             ------------ ------------

    Total current assets                          19,252       25,289
Property, plant and equipment, at cost, less
 accumulated depreciation and amortization         3,242        3,233
Other assets                                         282          287
                                             ------------ ------------

                                                 $22,776      $28,809
                                             ============ ============
Liabilities And Stockholders' Equity
Current
  Overdrafts                                        $189           $8
  Revolving line of credit                            --        3,390
  Current maturities of long-term debt             2,104        2,103
  Accounts payable                                 1,105        2,831
  Accrued expenses and other current
   liabilities                                     2,534        1,806
                                             ------------ ------------

    Total current liabilities                      5,932       10,138
                                             ------------ ------------

Minimum pension liability                          1,708        1,603

Stockholders' Equity
  Preferred stock; $.0001 par value; 5,000
   shares authorized, none outstanding                --           --
  Common stock; $.0001 par value; 50,000
   shares authorized, 13,459 and 13,251
   shares issued; 12,283 and 12,075 shares
   outstanding                                         1            1
  Additional paid-in capital                      45,478       45,302
  Accumulated deficit                            (22,714)     (20,606)
  Accumulated other comprehensive income          (5,306)      (5,306)
  Treasury stock, at cost (1,177 shares)          (2,323)      (2,323)
                                             ------------ ------------

    Total stockholders' equity                    15,136       17,068
                                             ------------ ------------

                                                 $22,776      $28,809
                                             ============ ============


    CONTACT: I.C. Isaacs & Company
             Investor Relations:
             Integrated Corporate Relations
             James Palczynski, 203-682-8229